EXHIBIT 10.15
                              SETTLEMENT AGREEMENT
                               AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (the "Agreement") is made as of July 15, 2002 by and between STEPHEN FORREST BECK, an individual with offices at 10761 Wilkins Avenue, Los Angeles, CA 90024 (hereafter "BECK"), and MATERIAL TECHNOLOGIES, INC., a Delaware corporation with offices at 11661 San Vicente Boulevard, Suite 707, Los Angeles, CA 90049 (hereafter "MATECH"), and ROBERT M. BERNSTEIN, an individual with the same offices as MATECH (hereafter "BERNSTEIN"), with reference to the following facts:

WHEREAS, on April 30, 2001 MATECH filed a lawsuit in the Los Angeles Superior Court entitled Material Technologies, Inc. v. Stephen Forrest Beck, LASC Civil
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No.  BC249495,  seeking  the return of 244,427 shares of MATECH common stock, or the reasonable value thereof, and on April 30, 2001 BECK filed a lawsuit in said
                              ---
Court  entitled  Stephen  Forrest  Beck  v.  Robert  M.  Bernstein,  Material
                 ------------------------------------------------------------
Technologies, Inc., et al, LASC Civil No. BC249547 seeking damages for breach of
           --------------
contract, and other claims (hereafter collectively called the "Superior Court Actions");

WHEREAS, the consolidated Superior Court Actions are set for Trial in Department 61 of the L.A. Superior Court, 111 No. Hill Street, Los Angeles, CA at 9:30 am. on Monday, September 9, 2002, before the Hon. David L. Minning; and

WHEREAS, without admitting any liability to each other, BECK, MATECH and BERNSTEIN desire to avoid further litigation and mutually settle the Superior Court Actions on the terms set forth below.

Therefore,  the  undersigned  parties  agree  as  follows:

1.     CONSIDERATION
       -------------

     (a) MATECH agrees to promptly issue to BECK one million shares of MATECH Class A common stock, duly legended with a restriction upon sale for one year after issuance, subject to the U.S. Securities & Exchange Commission Rule 144 (Securities Act of 1933, as amended) holding period and documentation requirements (hereafter the "Settlement Shares"), upon the express condition that the parties hereto first consummate the following:

          (i)     BECK  executes  and  files  a  "SUBSTITUTION  OF
ATTORNEY - CIVIL" appointing himself In Pro Per as his attorney-of-record (Cal. Judicial Council Form MC-050, copy attached as EXHIBIT A), or which appoints a licensed

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                                                       2.

California attorney who reviews and signs this Agreement, in the Superior Court Actions, and serves the same on MATECH and BERNSTEIN and their legal counsel; and

          (ii) Subsequently, BECK, MATECH and BERNSTEIN execute and file a "REQUEST FOR DISMISSAL", with Prejudice (Cal. Judicial Council Form 982(a)(5), copy attached as EXHIBIT B) as to all other parties in the Superior Court Actions, and serves the same on the other parties and their legal counsel, if any.

(b) BECK's said MATECH Settlement Shares shall be freely tradable on the NASDAQ Bulletin Board after the one year holding period, but BECK shall not sell any said MATECH Settlement Shares in excess of ten percent of the volume of MATECH shares publicly traded in the previous month. The amount of MATECH's shares publicly and previously traded for such measurement purposes shall not be cumulative. The calculation of trading volume shall be that which is conducted by the investment banking firm of Wedbush Morgan, which shall be reduced by 50% to account for the double reporting of trades. In any month in which BECK intends to sell stock, he shall promptly provide such trading volume data to MATECH for informational purposes only. At the end of any month in which BECK has sold MATECH Settlement Shares he shall promptly inform MATECH in writing of the total number of shares he traded.

(c) The percentage of BECK's said MATECH Settlement Shares in relation to the outstanding number of MATECH shares on the date of issuance of said MATECH Settlement Shares shall not be diluted for a period of eighteen months thereafter by the issuance of any other MATECH shares, options or warrants to any third-party or to BERNSTEIN, whether or not for consideration or for any purpose whatsoever, without exception. If MATECH issues any of its shares during this period, it shall simultaneously issue a sufficient number of shares to BECK so that his percent ownership in MATECH as of the date of initial issuance of said MATECH Settlement Shares remains unchanged. Any added, MATECH shares issued to Beck pursuant to this anti-dilution paragraph shall be similarly subject to the SEC Rule 144 one-year holding period and public trading restrictions in paragraph 1(a) above.

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                                                       3.

          (i) In the event that MATECH issues any stock options or stock warrants to any third-party or BERNSTEIN during such eighteen months period, MATECH shall offer a pro-rata share of such options or warrants to BECK on the same terms and conditions as they are offered to the recipient of such options and warrants, so that BECK's percentage ownership of MATECH shares, including options and warrants, is not reduced; and

          (ii) MATECH shall establish an escrow account at its own expense to be administered by MATECH's transfer agent into which MATECH shall subsequently transfer 2,000,000 shares of its common stock. MATECH shall concurrently issue to such agent irrevocable instructions governing the issuance of additional Settlement Shares to BECK in furtherancs of this anti-dilution provision. Such instructions shall be in the form of a letter from MATECH, approved by its Board of Directors, which is substantially similar to that attached hereto as EXHIBIT C.

     (d) All parties agree to promptly sign and return any and all forms or supplementary documents, in good faith, and take additional actions which are necessary to give full force and effect to the basic terms and intent of this Agreement.

     (e) No party, nor their spouse or legal counsel shall disclose the terms of this Agreement to third parties' without the written permission of the other parties, other than to effectuate the provisions of this Agreement; and

2.     MUTUAL  GENERAL  RELEASE
       ------------------------

     (a) Except for the obligations of this Agreement, each party hereto, for itself and on behalf of their heirs, executors, successors and assigns, shall fully and forever remise, release and discharge the other party (and their heirs, executors, assigns, agents, servants, employees, attorneys and investigators) of any and all claims, manner of actions or actions, cause and causes of action, suits, debts, dues, liabilities, sums of money, accounts, reckonings, royalties, bills, covenants, contracts, controversies, undertakings, agreements, warranties,



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                                             4

promises, trespasses, damages, obligations, judgments, executions, and demands of any kind or nature whatsoever in law or equity, whether known or unknown, concealed or hidden, which against the other such party he/she then has, or which they or their successors or assigns thereafter can, shall, or may have which arises out of or is based upon or in connection with said Superior Court Actions, or otherwise. It is expressly understood that Section 1542 of the Civil Code of California provides as follows:

          "Section 1542 (Certain claims not affected by general release). A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The provisions of said Section 1542 of the Civil Code of California, as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California and the other States of the United States, shall then be expressly waived by the parties hereto under this agreement. It is expressly understood that this conditional waiver is an essential and material part of this Agreement, without which this Agreement would not have been executed by the parties hereto.

     (b) The parties represent to each other that they have not assigned, pledged or transferred any of their rights in the Superior Court Actions to third parties, and they are unaware of the existence of any claims or liens of third parties relating to the Superior Court Actions.

     (c) The parties hereto further covenant and agree that the terms of this full and complete mutual release of all claims are contractual, and not a mere recital, and further, that no promise of inducement not otherwise herein expressed has been made to the parties as part of the settlement of these claims. The parties acknowledge that the possible unforeseen and unanticipated loss and damage may have already occurred, or may in the future occur, which are not presently contemplated or foreseen, but that nevertheless, in view of the parties' intention and agreement to compromise all claims, both known and unknown, foreseen and unforeseen, the parties hereby
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                                             5

expressly assume the risk of any and all other and additional damage, whatever such damage might be, as well as the amount thereof, if any.

     (d) The parties hereto covenant and agree that they are currently represented by legal counsel, or they will retain counsel to read each and every page of this full and complete mutual release of all claims, or have had each and every page read to them, and that they understand same, and by the signing of this instrument, agree to the terms and provisions herein set forth.

3.     NO  ADMISSIONS
       --------------
Each of the parties hereto acknowledges and agrees that the above Mutual General Release is not in any respect, nor for any purpose, to be deemed or construed to be any admission or concession of any liability or damages whatever on the part of any of them, and is being entered into in the spirit of compromise, and for the purpose of buying peace between and among the parties hereto.

4.     COSTS
       -----
The parties agree that each shall bear their own costs, including their attorney's fees, which may have been incurred as a result of this matter.

5.     ENTIRE  AGREEMENT
       -----------------
The parties acknowledge that they have had sufficient opportunity to make diligent inquiry into and consult with independent counsel concerning this Agreement. This Agreement contains the entire Agreement between the parties as to the above subject matter.

6.     INVALID  PROVISIONS
       -------------------
If, after the date hereof, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms of this Agreement, such provision shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.     CONSTRUCTION  UNDER  CALIFORNIA  LAW
       ------------------------------------
This Agreement is entered into in the State of California, and shall be construed and interpreted in accordance with its laws, except for its choice


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                                                  6

of law principles. In any action to interpret or enforce the terms of this Agreement the prevailing party shall be reimbursed its costs, including reasonable attorneys fees, by the other party.

8.     EFFECTIVENESS
       -------------
This Agreement shall become effective as of the date first stated above upon mutual execution by the parties, and may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.


Approval  as  to  form  and  content:          BECK

                                            /s/ Stephen Forrest Beck
_________________________                   By_______________________
Attorney-At-Law  (if  any)                    Stephen  Forrest  Beck
Name:



Approval  as  to  form  and  content:          BERNSTEIN

                                            /s/ Robert M. Bernstein
ROBERT  A.  BRUNETTE                       By_______________________
Attorney-At-Law                            Robert  M.  Bernstein
                                           Individually
    /s/ Robert A. Brunette
By ______________________________
     Robert  A.  Brunette,  Esq.




HASSEL  HILL,  JR.                    MATECH   (corporate  seal)
Attorney-At-Law

      /s/ Hassel Hill, Jr.               /s/ Robert M. Bernstein
By _______________________            By _______________________
     Hassel  Hill,  Jr.               Robert  M.  Bernstein
                                      President